UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

BENEFICIENT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communication was reposted on LinkedIn by Beneficient on May 14, 2025.

Beneficient reposted this

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Attention Beneficient (Nasdaq: $BENF) stockholders: your vote matters.

The Annual Meeting of Stockholders is scheduled to reconvene virtually at 8:00 a.m. CDT on May 28, 2025, after having adjourned twice for lack of quorum.

Beneficient is a B2i Digital Featured Company. View their comprehensive B2i Digital Featured Company Profile at https://lnkd.in/ehVZg6fM

Stockholders who have not yet voted are encouraged to do so by 11:59 p.m. Central Time on May 27, 2025. Votes can be cast online at https://lnkd.in/e7bg-WpZ, by telephone at 1 (866) 894-0536, or by mailing a completed proxy card to the Corporate Secretary at Beneficient, 325 N. Saint Paul Street, Suite 4850, Dallas, Texas 75201.

If you hold your shares in a brokerage account, you may have received a voting notification from your provider. For example, Charles Schwab clients can vote directly through their Proxy Events dashboard. No control number is required.

The reconvened Annual Meeting will be held virtually at https://lnkd.in/ejStfaUY. Proxies previously submitted will be voted at the meeting unless revoked. Stockholders who have already voted do not need to take further action unless they wish to change their vote.

See the press release at the following link: https://lnkd.in/e6JbpD2c

The Company is led by an experienced management team including CEO Brad Heppner, President & Chief Fiduciary Officer Derek Fletcher, Global Head of Originations & Distribution Jeff Welday, CIMA, CFO Greg Ezell, Chief Underwriting Officer Scott Wilson, General Counsel David Rost, CTO Maria Rutledge, VP of Marketing Shileen Weber, CDMP, and IR Director Dan Callahan.

For more information, visit www.trustben.com or follow them on LinkedIn.

Investor questions may be directed to Mike Wetherington and Matthew Kreps from Beneficient's IR firm, Darrow Associates. For additional investor information, visit Beneficient and B2i Digital.

#AlternativeAssets #InvestorUpdates #ProxyVoting

b2i
digital
FEATURED
COMPANY
Ben

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

Additional Information and where to find it

Beneficient (the “Company”) has filed a definitive proxy statement and associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise are set forth in the definitive proxy statement filed with the SEC on March 21, 2025. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. The Company’s stockholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at www.trustben.com.

Contact

investors@beneficient.com